Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Employee Stock Purchase Plan of Newpark Resources, Inc. of our reports dated March 6, 2008, with respect to the consolidated financial statements of Newpark Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Newpark Resources, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Houston, Texas
December 5, 2008